Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-3 of our report dated June 15, 2015 relating to the consolidated financial statements of Elite Pharmaceuticals, Inc. and Subsidiary incorporated by reference in this Registration Statement, as filed with the Securities and Exchange Commission on May 10, 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement. We also consent to the incorporation by reference of our June 15, 2015 report in the following documents:

Registration Statement No. 333-197694 on Form S-8 dated July 29, 2014

Registration Statement No. 333-163907 on Form S-8 dated December 22, 2009

/s/ Berkower LLC

Iselin, New Jersey

May 10, 2017